UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2014

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Second Supplemental Indenture for 9.125% Senior Notes due 2018

On January 22, 2014, Parker Drilling Company, a Delaware corporation (the “Company”), announced that approximately $416.2 million, or approximately 97.9%, of the Company’s $425 million aggregate principal amount of 9.125% Senior Notes due 2018 (the “2018 Notes”) were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on January 21, 2014 pursuant to its previously announced tender offer and consent solicitation (the “Tender Offer”), which commenced on January 7, 2014. On January 22, 2014, the Company made payment of approximately $453.7 million for such 2018 Notes. The Tender Offer will expire at 11:59 p.m., New York City time, on February 4, 2014, unless extended by the Company.

On January 24, 2014, the Company, the Company’s subsidiary guarantors named therein (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into the second supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing the Company’s 2018 Notes following receipt of the requisite consents of the holders of the 2018 Notes. The Second Supplemental Indenture eliminates substantially all of the restrictive covenants and certain event of default provisions in the indenture governing the 2018 Notes.

The foregoing description of the Second Supplemental Indenture is a summary and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Issuance of 6.750% Senior Notes due 2022

On January 22, 2014, the Company issued $360.0 million aggregate principal amount of its 6.750% Senior Notes due 2022 (the “2022 Notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The terms of the 2022 Notes are governed by the indenture dated as of January 22, 2014, among the Company, the Guarantors and the Trustee (the “Indenture”).

The 2022 Notes will mature on July 15, 2022. Interest on the 2022 Notes will accrue from January 22, 2014 at the rate of 6.750% per annum and will be payable on January 15 and July 15 of each year, beginning on July 15, 2014.

If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the 2022 Notes at 101% of the aggregate principal amount of the 2022 Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The 2022 Notes are general unsecured obligations of the Company. The 2022 Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The 2022 Notes are guaranteed (a) initially, by each of the Company’s current restricted subsidiaries that guarantee any indebtedness under its senior secured credit facility or its other outstanding series of senior notes and (b) thereafter, by each of its other restricted subsidiaries that is not already a guarantor that guarantees or otherwise becomes liable with respect to any of the Company’s indebtedness or the indebtedness of any other guarantor.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the 2022 Notes.

At any time prior to January 15, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2022 Notes at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date with an amount of cash not to exceed the net cash proceeds of certain equity offerings by the Company. On and after January 15, 2018, the Company may redeem all or a part of the 2022 Notes upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of principal amount) equal to 103.375% for the twelve-month period beginning on January 15, 2018, 101.688% for the twelve-month period beginning on January 15, 2019 and 100.000% beginning on January 15, 2020, in each case, plus accrued and unpaid interest and additional interest, if any.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make investments; (iv) incur or guarantee additional indebtedness; (v) create or incur liens; (vi) enter into sale and leaseback transactions; (vii) incur dividend or other payment restrictions affecting subsidiaries; (viii) merge or consolidate with other entities; (ix) enter into transactions with affiliates; and (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the 2022 Notes; (ii) default in payment when due of the principal of, or premium, if any, on the 2022 Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply within certain specified time periods with the other agreements in the Indenture; (iv) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date 2022 Notes are first issued, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, that if, prior to the acceleration of the 2022 Notes, any such default is cured or waived or any such acceleration is rescinded, or such indebtedness is repaid, within a period of 60 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration of such other indebtedness, as the case may be, such event of default shall be automatically rescinded and waived without any action by the Company, the Trustee or the Holders (so long as such rescission and waiver would not conflict with any judgment or decree); (v) failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant restricted subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding 2022 Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding 2022 Notes may declare all the 2022 Notes to be due and payable immediately.

On January 22, 2014, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co, as representatives of the initial purchasers listed therein (the “Initial Purchasers”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement within 210 days from January 22, 2014 with respect to an offer to exchange the 2022 Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use commercially reasonable efforts to cause that registration statement to become effective within 260 days from January 22, 2014 and to complete the exchange offer within 300 days from January 22, 2014. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the 2022 Notes and to use commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the first anniversary of the effective date of such shelf registration statement or the sale pursuant to the shelf registration statement of all of the 2022 Notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the 2022 Notes within the specified time periods.

The Company used the net proceeds from the offering of the 2022 Notes to fund a portion of the Tender Offer.

The foregoing description is not complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.2 and 10.1, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The description of the Second Supplemental Indenture for the 2018 Notes contained under Item 1.01 above is incorporated by reference in its entirety into this Item 3.03.

Item 7.01 Regulation FD Disclosure

On January 22, 2014, the Company issued a press release relating to the Tender Offer. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated January 24, 2014 among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Indenture, dated January 22, 2014, among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 6.750% Senior Note due 2018 (included in Exhibit 4.2).

10.1	Registration Rights Agreement, dated as of January 22, 2014, among Parker Drilling Company, the Guarantors, and the representatives of the Initial Purchasers.

99.1	Press Release announcing initial settlement of Tender Offer, dated January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: January 28, 2014	By:	/s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated January 24, 2014 among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Indenture, dated January 22, 2014, among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 6.750% Senior Note due 2018 (included in Exhibit 4.2).

10.1	Registration Rights Agreement, dated as of January 22, 2014, among Parker Drilling Company, the Guarantors, and the representatives of the Initial Purchasers.

99.1	Press Release announcing initial settlement of Tender Offer, dated January 22, 2014.

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